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                                                                 Exhibit 10.7
                                                                 26 July 2000

                                HEADS OF AGREEMENT
                    EPOTHILONE RESEARCH COLLABORATION AND LICENSE
         SLOAN-KETTERING INSTITUTE FOR CANCER RESEARCH & KOSAN BIOSCIENCES

Whereas Kosan Biosciences ("Kosan") and Sloan-Kettering Institute for Cancer Research ("SKI") each have know-how, patents and technology relating to epothilone compounds; and

Whereas Kosan and SKI desire to collaborate in the development of epothilone compounds for the treatment of cancer;

Therefore, Kosan and SKI have set forth below in this Heads of Agreement the significant terms and conditions of a definitive license and collaboration agreement (the "Definitive Agreement") to be executed by them within one month of the effective date hereof.

I.     RESEARCH COLLABORATION

Prior to signing the Definitive Agreement, the parties will agree on a written plan (the "Research Plan") describing the activities to be conducted by each party (the "Research") and the objectives thereof and budget therefor. The Research Plan shall provide that the parties will collaborate in the development of epothilone D ("EpoD") and one or more epothilone analogs proprietary to SKI (EpoD and SKI proprietary epothilone analogs are collectively referred to herein as "Collaboration Compounds") as anti-cancer agents. Neither party shall engage in research with third parties relating to Collaboration Compounds without the other party's approval. SKI will use its best efforts to continue its research efforts on Collaboration Compounds and conduct Phase I clinical trials with EpoD material produced with the support of the RAID award from NCI. Kosan shall pay all other costs for the Phase I clinical trials. Kosan will use its best efforts to develop a process for making EpoD and epothilone intermediates with the aim of establishing a process by which Collaboration Compounds can be made in quantities sufficient and at a reasonable cost for the completion of clinical trials and commercialization. Concurrently, Kosan will use its best efforts to produce EpoD or EpoD intermediates [**] to make EpoD at commercial levels. Kosan will prepare GMP-produced EpoD for Phase II clinical trials. In addition, the parties will collaborate to identify and conduct pre-clinical testing on one or more Collaboration Compounds as potential back-up development candidates for EpoD and as second-generation anti-cancer agents. Kosan may also provide its proprietary epothilone compounds to SKI for testing and clinical trials as mutually agreed by the parties.

II.    MANAGEMENT OF RESEARCH COLLABORATION

General oversight and direction of the Research will be provided by a Joint Research Committee ("JRC") with 3 SKI members and 3 Kosan members, each of whom shall be actively engaged in managing the Research. The JRC shall meet quarterly over at least [**] of Research and at least bi-annually thereafter or as otherwise agreed by the parties. The JRC may meet by telephone conference, in person in New York at SKI or in California at Kosan or as otherwise agreed upon by the JRC. The JRC shall endeavor to make decisions on a consensus

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[**]CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.


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basis. The JRC shall be responsible for making changes to the Research Plan based on the results of the Research and other factors.

The JRC shall monitor the progress of the Research and shall be responsible for determining, at each quarterly meeting, whether each party is making satisfactory progress in achieving the objectives of the Research Plan. Should the JRC determine that satisfactory progress is not being made, it shall provide direction regarding the actions to be taken by either party in the following quarter to address any problems identified that impede such progress. Should the JRC determine, prior to the initiation of Phase II clinical trials using Kosan supplied materials, that such action has not been taken or that satisfactory progress cannot be made after such action has been taken, then the Definitive Agreement shall terminate. In the event of a dispute at the JRC, the matter in dispute shall be referred to the respective heads of each party, or their designee, for resolution.

III.   CONTRIBUTION OF THE PARTIES TO RESEARCH

Kosan shall fund the Research to the extent the parties are unable to obtain grant or other funding for such activities. SKI and Kosan use best efforts to obtain funding from the NIH and other government agencies with which to support such Research and shall continue to apply any such existing funding supporting current activities that will continue as part of such Research.

The Research Plan shall direct SKI to continue its efforts in the chemical synthesis of existing and new Collaboration Compounds and in the IN VITRO and IN VIVO testing of Collaboration Compounds in animals and humans. The Research Plan shall further direct the initiation and completion of a physician-sponsored Phase I clinical trial of EpoD at SKI in 2001.

The Research Plan shall direct Kosan to contribute personnel, laboratory facilities, equipment, and supplies to conduct biological synthesis of Collaboration Compounds or related intermediates in amounts sufficient to conduct IN VITRO testing and IN VIVO testing in animals and humans and to manufacture any such approved epothilone product. The Research Plan shall further direct Kosan to provide EpoD in amounts sufficient to initiate
Phase II clinical trials within three months of completion of the Phase I clinical trial. The parties anticipate that the Phase II clinical trials will begin [**].

IV. MANAGEMENT AND FUNDING OF DEVELOPMENT OF BACK-UP AND SECOND GENERATION COLLABORATION COMPOUNDS

The parties acknowledge that EpoD may not, whether as a result of clinical trials or patent developments, be suitable for development. Kosan shall have the right to select one or more Collaboration Compounds for development as replacement or back-up candidates for EpoD and as second generation anti-cancer products.


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[**]CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.


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V.     COMMERCIALIZATION

Kosan shall be responsible for commercialization activities relating to EpoD and any other Collaboration Compound approved for therapeutic use. Before filing an NDA, Kosan shall provide a Pre-Marketing Plan to SKI that describes its proposed commercialization activities for such compounds. Thereafter, Kosan shall provide annual reports summarizing its commercialization activities for each approved compound. Kosan shall have the right to sublicense one or more third parties to conduct marketing, sales and/or distribution activities for any such compound; provided, however, that SKI shall have the right to notify Kosan of third parties to which Kosan shall not grant sublicenses, because the activities of such third parties are incompatible with SKI's mission or inimical to its interests.

VI.    LICENSES

Each party shall grant the other such licenses as are required for each party to conduct the Research. SKI shall grant Kosan an exclusive license, with the right to sublicense, under its patents, patent applications, and other intellectual property rights for making, using, and selling Collaboration Compounds for any use by Kosan and Kosan's sublicenses. The license granted to Kosan shall include due diligence requirements in developing a Collaboration Compound as a commercial product. In addition, if Kosan is not able to produce or otherwise provide EpoD in amounts sufficient to support clinical development pursuant to the Research Plan, then SKI will have the option to terminate the license.

VII.   THIRD PARTY AGREEMENTS

Until the earlier of [**], SKI and Kosan shall make joint decisions regarding all third party agreements relating to EpoD or other Collaboration Compounds. After that time, Kosan has the right and sole discretion to sublicense SKI's patent and intellectual property rights to third parties; provided, however, that SKI shall have the right to notify Kosan of third parties to which Kosan shall not grants sublicenses, because the activities of such third parties are incompatible with SKI's mission or inimical to its interests.

Kosan and SKI agree to negotiate in good faith with [**], to enter into a sublicense of SKI intellectual property rights under which [**] will be licensed to make, use, and sell [**] for the treatment of cancer. In such negotiations, [**] shall be required to provide to the JRC a development plan specifying the research to be conducted and a timeline for clinical trials, as well as the amounts of [**] required and the source(s) from which it will be obtained. If the JRC determines that sufficient [**] is available to conduct the [**] development plan, and that the [**] development plan does not jeopardize or pose a risk of serious delay to the Research, then the JRC shall approve the development plan. Kosan and SKI shall agree upon the business terms of a sublicense to [**] and negotiate diligently with [**] to conclude a sublicense to [**] of the date the JRC approves the [**] development plan. Such [**] sublicense shall include a timeline for the

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.


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development of the compound, with the right for Kosan to terminate such sublicense if development milestones are not met in accordance with the timeline, and such other terms and conditions as are commercially reasonable and agreed upon by SKI and Kosan.

VIII.  PAYMENTS

In addition to funding research, development, and commercialization activities. Kosan shall make the following payments to SKI:


Initial License Fee:                   $[**]
Annual Maintenance Fees:               $[**] prior to 1st commercial sale
Minimum Annual Royalties:              $[**] after 1st commercial sale;
                                       royalty payments, both minimum annual
                                       and on product sales, hereunder are to
                                       be paid, on a country-by-country basis,
                                       until the later of the expiration
                                       date of the last to expire SKI owned,
                                       solely or jointly with Kosan, patent
                                       claiming a Licensed Product (EpoD or
                                       any other Collaboration Compound
                                       marketed by Kosan) or its manufacture
                                       or use, or [**] years from the first
                                       commercial sale of a Licensed Product.
                                       Minimum annual royalties shall be fully
                                       creditable against royalties on product
                                       sales for the same fiscal year.
Milestones:
                [**]


Royalties:      [**] of Net Sales if the Licensed Product is claimed in an issued and not expired patent owned by SKI, either solely or jointly with Kosan;


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[**]CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.


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                                                                   26 July 2000


                             [**]of Net Sales if the approved use for which
                                 the Licensed Product is marketed is claimed in an issued and not expired patent owned by SKI and the Licensed Product is not patented by a third party;
                             [**]of Net Sales of any Licensed Product for
                                 which SKI holds an issued and not expired patent claiming the manufacture of such Licensed Product, which royalty rate shall apply in any country where the Licensed Product is sold provided the Licensed Product sold in that country was made using the patented method in the country where the patent issued;
                             [**]of Net Sales of any Licensed Product in any
                                 country for which SKI has no patents claiming the Licensed Product or its manufacture or use, provided that the Licensed Product or its manufacture or use is patented by SKI in the US, EPO, or Japan.

Sublicense                   For any sublicense of only SKI technology
                             entered into prior to the earlier of [**], SKI shall receive [**] of all sublicensing proceeds, and Kosan shall receive the remainder. For any other sublicense, Kosan shall pay SKI [**] of the sublicensing proceeds, provided, however, that SKI's [**] share of any royalties shall not exceed the royalty that Kosan would have paid to SKI if Kosan marketed the Licensed Product. Sublicensing proceeds include both royalty and non-royalty income received by Kosan, including anything of value in lieu of cash payments, but excluding reimbursement for research and development, including clinical trial, expenses, equity (but not any premium thereon), and manufacturing costs (but not any profits therefrom) SKI shall have the right to audit Kosan's business records to verify that such expenses, premium, or costs reported by Kosan are accurate. In the event Kosan sublicenses SKI or Kosan technology as part of an agreement to license third party technology required to make, use, or sell a Licensed
                             Product, then such agreement shall not be subject to the sharing of sublicensing proceeds specified hereunder.

3rd party royalties:         Kosan may credit [**] royalty payments to 3rd
                             parties for patents required to make, use, or sell a Licensed Product, provided, however, that SKI royalty or other payments shall not be reduced by [**].

Patents: Kosan shall reimburse SKI for all past and future patent expenses. Kosan shall assume primary responsibility for enforcing the patent rights. All costs of any action to enforce the patent rights shall be borne by Kosan, and Kosan shall keep any recovery of damages


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[**]CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

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                                                                   26 July 2000


                             derived therefrom; the excess of such recovery over such costs shall be included in Net Sales. No settlement, consent judgment, or other voluntary final disposition of the suit may be entered into without the prior written consent of SKI, which consent shall not unreasonably be withheld.

IX.    COMMERCIALIZATION OF KOSAN EPOTHILONE TECHNOLOGY

In the event that Kosan, by itself or its licensee, commercializes an epothilone product or commercializes technology for producing epothilones without utilization of SKI proprietary rights licensed hereunder ("Kosan Epothilone Technology"), then Kosan agrees to pay SKI a royalty on the sales by Kosan or its licensee of such product or any epothilone product made using such technology. If SKI performs pre-clinical and Phase I clinical testing of such epothilone product, then the royalty rate shall be [**] of such sales, regardless of whether Kosan or its licensee markets the product. If SKI does not perform such pre-clinical and Phase I clinical testing, then the royalty shall be [**] of such sales, regardless of whether Kosan or its licensee markets the product. In either event, such royalty shall be subject to the third party royalty credit set forth in Section VIII. No other payments of any type or kind shall be due SKI for the commercialization of Kosan Epothilone Technology by Kosan or its licensee.

X.     Use of Name

Kosan and SKI agree that this Agreement and the contents therein shall be maintained in confidence by the parties and shall not be shared with any third party who is not interested in receiving a sublicense without the express written permission of both SKI and Kosan. Kosan shall not use the names of the SKI, or Memorial Sloan Kettering Cancer Center, nor any of its employees, nor any adaptation thereof in any fund-raising, advertising, promotional or sales literature without prior written consent obtained from SKI in each case.

XI.    FINAL AGREEMENT

The foregoing terms and provisions of this Heads of Agreement shall be included in the Definitive Agreement to be negotiated and signed by the parties hereto within [**], the effective date hereof.




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[**]CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

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                                                                   26 July 2000


Each party agrees to negotiate diligently to complete such Definitive Agreement within such time.


Sloan-Kettering Institute for Cancer        Kosan Biosciences, Inc.
Research

By:   /s/ James S. Quirk                    By:
   ---------------------------------           ------------------------------

James S. Quirk                              Daniel V. Santi, Ph.D.
Sr. Vice President, Research Resources       C.E.O.
Management

Date:      7/26               , 2000        Date:                      , 2000
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                                                                   26 July 2000


Each party agrees to negotiate diligently to complete such Definitive Agreement within such time.


Sloan-Kettering Institute for Cancer        Kosan Biosciences, Inc.
Research

By:   /s/ James S. Quirk                    By:  /s/ Daniel V. Santi
   ---------------------------------           ------------------------------

James S. Quirk                              Daniel V. Santi, Ph.D.
Sr. Vice President, Research Resources       C.E.O.
Management

Date:      7/26               , 2000        Date:         7/31         , 2000
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